UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  September 24, 2009
(Date of Earliest Event Reported)

PENN VIRGINIA RESOURCE PARTNERS, L.P.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-16735	23-3087517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Radnor Corporate Center, Suite 300
100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (610) 687-8900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Penn Virginia Resource Partners, L.P. is filing this Current Report on Form 8-K (“Form 8-K”) to update certain financial information in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 that we filed on February 27, 2009 (“Form 10-K”).

On January 1, 2009, we adopted Financial Accounting Standards Board (“FASB”) Staff Position No. EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities (“FSP EITF 03-6-1”). Under FSP EITF 03-6-1, unvested unit-based payment awards that contain non-forfeitable rights to distributions or distribution equivalents are participating securities and, therefore, are included in the computation of both basic and diluted earnings per unit pursuant to the two-class method. The two-class method determines earnings per unit for each class of common units and participating securities according to distributions or distribution equivalents and their respective participation rights in undistributed earnings. We did not have any unit awards outstanding that qualified as participating securities as defined in FSP EITF 03-6-1 prior to March 2009.  Therefore, adoption of FSP EITF 03-6-1 did not have an effect on our financial statements issued prior to that date.

Emerging Issues Task Force (“EITF”) Issue No. 07-4, Application of the Two-Class Method under FASB Statement No. 128 to Master Limited Partnerships (“EITF 07-4”) addresses the computation of earnings per unit for master limited partnerships that issue multiple classes of securities that participate in partnership distributions and, effective January 1, 2009, is applied retroactively to all periods presented.

Our securities consist of publicly traded common units held by limited partners, a general partner interest and separately transferable incentive distribution rights (“IDRs”). EITF 07-4 requires earnings or losses for a reporting period to be allocated to the limited partner, general partner and holders of IDRs using the two-class method to compute earnings per unit. Under this method, EITF 07-4 requires net income or loss for a reporting period to be reduced (or increased) by the amount of Available Cash (as defined by our partnership agreement) that has been or will be distributed to the participating security holders.  Under the partnership agreement, IDRs are not entitled to distributions other than those provided for under the definition of Available Cash. Available Cash is generally defined as all of our cash and cash equivalents on hand at the end of each quarter less reserves established by our general partner for future requirements. Any excess of distributions over net income (or excess of net income over distributions) shall be allocated to the limited partners and general partner, 98% and 2% as specified in the partnership agreement.

We have recast certain selected financial data to retroactively apply EITF 07-4 to the years ended December 31, 2008, 2007, 2006, 2005 and 2004. The information noted as “as adjusted” included in Exhibit 99.1 of this Current Report on Form 8-K reflects the impact of the application of EITF 07-04 and supersedes Net income per limited partner unit, basic and diluted, included in Item 6 Selected Financial Data included in our Form 10-K.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Selected Financial Data

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 24, 2009

Penn Virginia Resource Partners, L.P.

By:	Penn Virginia Resource GP, LLC,
its general partner

By:	/s/ Frank A. Pici
Name:	Frank A. Pici
Title:	Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Selected Financial Data